NICOR GAS SUPPLEMENTARY RETIREMENT PLAN
                            (As Amended and Restated
                        Effective as of January 1, 1999)




























                              Mayer, Brown & Platt
                                     Chicago


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                                TABLE OF CONTENTS


                                                                            Page


SECTION 1   General..........................................................1
            1.1.  History, Purpose and Effective Date........................1
            1.2.  Definitions................................................1
            1.3.  Plan Administration; Source of Benefit Payments............1
            1.4.  Applicable Laws............................................2
            1.5.  Gender and Number..........................................2
            1.6.  Notices....................................................2
            1.7.  Action by Employers........................................2
            1.8.  Limitations on Provisions..................................2
            1.9.  Claims and Review Procedures...............................2
            1.10. Benefits Under Plan as in Effect Prior to January 1, 1995..2

SECTION 2   Participation....................................................3
            2.1.  Participation..............................................3
            2.2.  Beneficiary................................................3
            2.3.  Restricted Membership......................................3
            2.4.  Plan Not Contract of Employment............................3

SECTION 3   Amount and Payment of Plan Benefit...............................3
            3.1.  Amount of Supplemental Retirement Benefit..................3
            3.2.  Benefits for Beneficiaries.................................4
            3.3.  Payment of Benefits........................................4
            3.4.  Distributions To Persons Under Disability..................5
            3.5.  Benefits May Not Be Assigned or Alienated..................5
            3.6   Benefits for Limited Participants..........................5

SECTION 4   Amendment and Termination........................................5
            4.1.  Amendment and Termination..................................5
            4.2.  Successors.................................................6



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                     NICOR GAS SUPPLEMENTARY RETIREMENT PLAN
                       (As Amended and Restated Effective
                             as of January 1, 1999)




                                    SECTION 1

                                     General


      1.1. History, Purpose and Effective Date. Northern Illinois Gas Company (doing business as Nicor Gas Company, the "Company") previously established the Nicor Gas Retirement Plan (previously known as the NI-Gas Retirement Plan, the "Retirement Plan") to provide retirement and other benefits to or on behalf of its eligible employees and those of its affiliates which, with the consent of the Company, adopt the Retirement Plan. Contrary to the desire of the Company, the amount of the benefit payable to or on account of an employee under the Retirement Plan may be limited by reason of the application of certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"). Therefore, the Company previously established the NI-Gas Supplementary Retirement Plan (the "Plan"), effective as of January 9, 1980, to assure that affected individuals would receive total retirement and other benefits in an amount equal to the amount that they would have received under the Retirement Plan if certain limitations of the Code were not applicable to the Retirement Plan. The following provisions constitute an amendment and restatement of the Plan, effective as of January 1, 1999 (the "Effective Date"), in the form of "Nicor Gas Supplementary Retirement Plan". The Company and any affiliate of the Company which adopts the Plan for the benefit of its eligible employees are referred to below, collectively, as the "Employers" and individually as an "Employer".

      1.2. Definitions. Unless the context clearly requires otherwise, any word, term or phrase used in the Plan shall have the same meaning as is assigned to it under the terms of the Retirement Plan. Any reference in the Plan to a provision of the Retirement Plan shall be deemed to include reference to any comparable provision of any amendment of that plan.

      1.3. Plan Administration; Source of Benefit Payments. The authority to control and manage the operation and administration of the Plan shall be vested in the committee appointed by the Board of Directors of the Company to act under the Retirement Plan (the "Committee"). In controlling and managing the operation and administration of the Plan, the Committee shall have the same rights, powers and duties as those delegated to it under the Retirement Plan. The amount of any benefit payable under the Plan shall be paid from the general revenues of the Employer with respect to whose former employee the benefit is payable; provided, however, that if a Participant (as defined in subsection 2.1) has been employed by more than one Employer, the portion of his Plan benefits payable by any such Employer shall be in proportion to the benefit he accrued under the Retirement Plan for his period of service with that Employer. An Employer's obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of general creditors of the Employer or any affiliate thereof; provided, however, that nothing in the Plan shall require the Company or any Employer to establish any trust to provide benefits under the Plan.

      1.4. Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

      1.5. Gender and Number. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

      1.6. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

      1.7. Action by Employers. Any action required or permitted to be taken under the Plan by any Employer which is a corporation shall be by resolution of its Board of Directors, or by a person or persons authorized by its Board of Directors. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

      1.8. Limitations on Provisions. The provisions of the Plan and the benefits provided hereunder shall be limited as described herein. Any benefit payable under the Retirement Plan shall be paid solely in accordance with the terms and conditions of the Retirement Plan and nothing in this plan shall operate or be construed in any way to modify, amend, or affect the terms and provisions of the Retirement Plan.

      1.9. Claims and Review Procedures. The claims procedure applicable to claims and appeals of denied claims under the Retirement Plan shall apply to any claims for benefits under the Plan and appeals of any such denied claims.

1.10. Benefits Under Plan as in Effect Prior to January 1, 1995. Except as otherwise specifically provided in the Plan, the provisions of the Plan as set forth herein shall apply only to persons who become Participants or commence payment of their benefits under the Retirement Plan on or after the January 1, 1995. Except as otherwise specifically provided in the Plan, if a person became a Participant or commenced payment of his benefits under the Retirement Plan prior to January 1, 1995, his right to benefits, if any, and the amount thereof, will be determined in accordance with the provisions of the Plan as in effect on the date he became a Participant.


                                    SECTION 2

                                  Participation

      2.1. Participation. Each person who was a "Participant" of the Plan immediately prior to the Effective Date shall continue as a Participant hereunder for periods on and after the Effective Date, subject to the terms and conditions of the Plan. Subject to the terms and conditions of the Plan, each other employee of an Employer who retires after the Effective Date on a retirement date under the Retirement Plan shall become a "Participant" in the Plan if, at the time he commences payment of his retirement benefits under the Retirement Plan, the amount of his retirement benefit is limited by reason of the application of sections 415 of the Code or, after December 31, 1994, 401(a)(17) of the Code (and, in each case, the regulations and rulings thereunder). Each Participant (or, to the extent applicable, his Beneficiary (as defined in subsection 2.2)) shall be entitled to receive the Supplemental
Retirement Benefit, if any, determined in accordance with Section 3 hereof. Subject to the terms and conditions of the Plan, an individual who is granted benefits under an individual agreement with the Company or, with the consent of the Company, an Employer, which individual agreement provides for the payment of retirement benefits or other deferred compensation, including benefits which are in addition to the benefits to which the individual would otherwise be entitled under the terms of the Retirement Plan, will be a "Participant" in the Plan solely for purposes of the benefits to be provided under the individual agreement and such individuals are sometimes referred to herein as "Limited Participants".

      2.2. Beneficiary. Each individual who becomes entitled to benefits under the Retirement Plan on account of the death of a Participant after his retirement shall be referred to as a "Beneficiary" under the Plan and, in the event of the Participant's death, shall be entitled to receive the benefits in accordance with subsection 3.3.

      2.3. Restricted Participation. Notwithstanding any other provision of the Plan to the contrary, if the Committee determines that participation by one or more Participants (or payment of benefits to any Beneficiary) shall cause the Plan as applied to any Employer to be subject to Part 2, 3 or 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended, the entire interest of such Participant or Beneficiary under the Plan shall be, in the discretion of the Committee, immediately paid to such Participant (or Beneficiary, if applicable) by the applicable Employer or Employers, or shall otherwise be segregated from the Plan, and such Participant(s) (or Beneficiary(ies)) shall cease to have any interest under the Plan.

      2.4. Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.


                                    SECTION 3

                       Amount and Payment of Plan Benefit

      3.1. Amount of Supplemental Retirement Benefit. Subject to the terms and conditions of the Plan, the benefit payable under the Plan to a Participant (the "Supplemental Retirement Benefit") as of any date shall be an amount equal to:

      (a) the amount of the benefit (expressed in the form of the benefit the Participant actually receives under the Retirement Plan) that the Participant would have been entitled to receive as of that date under the Retirement Plan, determined without regard to the limitations imposed by either section 415 of the Code or, after December 31, 1994, section 401(a)(17) of the Code, or both;

            REDUCED BY

      (b) the amount of the actual benefit payment under the Retirement Plan to the Participant as of that date.

To the extent applicable, the Supplemental Retirement Benefit shall be determined at all times in a manner consistent with the then current provisions of sections 415 of the Code and, after December 31, 1994, 401(a)(17) of the Code, to the extent applicable. Limited Participants shall not be entitled to a Supplemental Retirement Benefit under this subsection 3.1.

      3.2. Benefits for Beneficiaries. Upon the death of a Participant, such Participant's Beneficiary shall be entitled to receive a Supplemental Retirement Benefit, if any, in an amount determined in accordance with subsection 3.1 by substituting the Beneficiary for the Participant.

      3.3. Payment of Benefits. Subject to the terms and conditions of the Plan, for benefits commencing on or after January 1, 1995, Supplemental Retirement Benefits shall be paid in accordance with the following:

      (a) The Supplemental Retirement Benefit to which a Participant or Beneficiary, as applicable, is entitled shall be paid at such time, in the same form and subject to substantially the same conditions as is the benefit paid to such Participant or Beneficiary, as applicable, under the Retirement Plan.

      (b) Notwithstanding the provisions of paragraph (a), a Participant or Beneficiary, as applicable, may elect payment of his Supplemental Retirement Benefit in a form other than the form of benefit payment under the Retirement Plan (but only in one of the other optional forms of payment otherwise available to the Participant or Beneficiary, as applicable, under the Retirement Plan); provided, however, that any such election shall be effective only to the extent that it is made at least one year prior to the date as of which payment of the Supplemental Retirement Benefit would otherwise commence.

      (c) Notwithstanding the provisions of paragraphs (a) and (b), a Participant or Beneficiary, as applicable, may request, by writing filed with the Committee, to have payment of his Supplemental Retirement Benefit in a form other than the form of payment under the Retirement Plan (but only in one of the other optional forms of payment otherwise available to the Participant or Beneficiary, as applicable, under the Retirement Plan). After receiving such a request, the Committee shall consider the request and the circumstances on which it is based and shall, in its sole and exclusive discretion, approve or disapprove the request and inform the requesting Participant or Beneficiary of its decision.

      (d) Notwithstanding the foregoing provisions of this subsection 3.4, if the value of the Supplement Retirement Benefit does not exceed $5,000 ($3,500 prior to January 1, 1998), determined as of the Participant's retirement date, or with respect to a Beneficiary, the date of the Participant's death, and determined using the actuarial assumptions set forth in the Retirement Plan for purposes of determining the actuarial value of lump sum payments, the Supplemental Retirement Benefit shall be paid to the Participant or Beneficiary, as applicable, in a lump sum as soon as practicable after the Participant's retirement date or death, as applicable.

Any optional form of benefit shall be the actuarial equivalent of the Supplemental Retirement Benefit otherwise payable to the Participant or Beneficiary, as applicable, determined by applying the appropriate interest rate and other actuarial assumptions then set forth in the Retirement Plan. The Company may, but shall not be obligated to purchase an annuity for any Participant or Beneficiary for all or any portion of such Participant's or Beneficiary's Supplemental Retirement Benefit, notwithstanding the purchase of an annuity with respect to any other Participant or Beneficiary or the purchase of an annuity with respect to the benefit payable to such Participant or Beneficiary under the Retirement Plan.

      3.4. Distributions To Persons Under Disability. In the event a Participant or Beneficiary is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits to which such Participant or Beneficiary is entitled under the Plan shall be paid to such conservator or other person legally charged with the care of his person or of his estate.

      3.5. Benefits May Not Be Assigned or Alienated. The benefits payable to any Participant or Beneficiary under the Plan may not be voluntarily or involuntarily assigned or alienated.

      3.6. Benefits for Limited Participants. Benefits payable to any Limited Participant under an individual agreement shall be determined solely in accordance with, and shall be, in all respects, subject to and paid in accordance with, the provisions of the individual agreement.


                                    SECTION 4

                            Amendment and Termination

      4.1. Amendment and Termination. The Company may, at any time, amend or terminate the Plan; provided, however, that, after December 31, 1994, neither an amendment or termination of the Plan shall reduce or impair the interests of Participants or Beneficiaries in benefits being paid under the Plan as at the date of any such amendment or termination or in benefits that would be paid under the Plan as of the date of the amendment or termination if all eligible persons retired on a retirement date under the Retirement Plan as of the date of the amendment or termination and commenced payment of benefits under the Plan as of that date. Notwithstanding the preceding sentence, after December 31, 1994:

      (a) the Company may amend or terminate the Plan, at any time, to take effect retroactively or otherwise, as deemed necessary or advisable for purposes of conforming the Plan to any present or future law, regulations or rulings relating to plans of this or a similar nature; and

      (b) in the event the Retirement Plan is terminated or curtailed with the result that pension payments to Members or Beneficiaries thereunder are discontinued or reduced, the Supplemental Retirement Benefits then being paid or in the future payable pursuant to the Plan shall similarly be discontinued or reduced in the same ratio as payments under the Retirement Plan are discontinued or reduced.

      4.2. Successors. The obligations of the Company and each Employer under the Plan shall be binding on any assignee or successor in interest thereto.